Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-235830) of Apellis Pharmaceuticals, Inc., and
(2)	Registration Statement (Form S-3 No. 333-229091) of Apellis Pharmaceuticals, Inc., and
(3)	Registration Statement (Form S-8 No. 333-229876) pertaining to the 2017 Stock Incentive Plan, Inducement Stock Option Award, and 2017 Employee Stock Purchase Plan of Apellis Pharmaceuticals, Inc., and
(4)	Registration Statement (Form S-8 No. 333-221528) pertaining to the 2010 Equity Incentive Plan, 2017 Stock Incentive Plan, and 2017 Employee Stock Purchase Plan of Apellis Pharmaceuticals, Inc.;

of our report dated February 26, 2019, with respect to the consolidated financial statements of Apellis Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Apellis Pharmaceuticals, Inc. for the year ended December 31, 2019.

/s/ Ernst & Young LLP

Boston, Massachusetts

February 27, 2020